Exhibit 99.7
Last Updated 1/30/2008
Pinnacle West Capital Corporation
Earnings Variance Explanations
For the Periods Ended December 31, 2007 and 2006
     This discussion explains the changes in our consolidated earnings for the three-month and twelve-month periods ended December 31, 2007 and 2006. Unaudited Condensed Consolidated Statements of Income for the three months and twelve months ended December 31, 2007 and 2006 follow this discussion. We will file our Annual Report on Form 10-K for the year ended December 31, 2007 on or before February 29, 2008. We suggest that this discussion be read in connection with the Pinnacle West Capital Corporation (“Pinnacle West”) Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).
EARNINGS CONTRIBUTION BY BUSINESS SEGMENT
     Pinnacle West’s two reportable business segments are:
•	our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electric service to Native Load customers) and related activities and includes electricity generation, transmission and distribution; and

•	our real estate segment, which consists of SunCor’s real estate development and investment activities.
     The following table summarizes income (loss) from continuing operations for the three months and twelve months ended December 31, 2007 and 2006 and reconciles net income in total (dollars in millions):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Regulated electricity segment	$(3)	$6	$274	$259
Real estate segment	5	4	12	50
All other (a)	1	—	13	8

Income from continuing operations	3	10	299	317
Income (loss) from discontinued operations — net of tax
Real estate segment (b)	3	8	11	10
Other (a)	(3)	—	(3)	—

Net income	$3	$18	$307	$327

(a)	Includes activities related to marketing and trading, APSES and El Dorado. None of these segments is a reportable segment.

(b)	Primarily relates to sales of commercial properties.

PINNACLE WEST CONSOLIDATED — RESULTS OF OPERATIONS
Operating Results — Three-month period ended December 31, 2007 compared with three-month period ended December 31, 2006
     Our consolidated net income for the three months ended December 31, 2007 was $3 million compared with $18 million for the comparable prior-year period. The current period includes income from discontinued operations of $3 million related to sales of commercial properties by SunCor and a loss from discontinued operations of $3 million related to an APSES project. The prior period includes income from discontinued operations of $8 million related to sales of commercial properties by SunCor. Income from continuing operations decreased $7 million in the period-to-period comparison and is reflected in the segments as follows:
•	Regulated Electricity Segment — Income from continuing operations decreased approximately $9 million primarily due to higher operations and maintenance expense related to increased costs for generation (including increased maintenance and overhauls and the Palo Verde performance improvement plan) and customer service and other costs; higher depreciation and amortization primarily due to higher plant balances and rates; and income tax credits resolved in 2006 related to prior years. These negative factors were partially offset by higher retail sales primarily due to customer growth; higher capitalized financing costs primarily due to increased construction work in progress; and lower other taxes primarily due to lower property tax rates. In addition, higher fuel and purchased power costs related to commodity price increases were substantially offset by the deferral of such costs in accordance with the PSA. See “APS General Rate Case and Power Supply Adjustor” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West/APS Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (“Note 5”).

•	Real Estate Segment — Income from continuing operations increased approximately $1 million primarily due to sales of certain joint venture assets partially offset by lower sales of residential property resulting from the continued slowdown in the western United States real estate markets. Income from discontinued operations decreased $5 million due to decreased commercial property sales.

     Additional details on the major factors that increased (decreased) net income for the three-month period ended December 31, 2007 compared with the prior-year period are contained in the following table (dollars in millions):

	Increase (Decrease)
	Pretax	After Tax
Regulated electricity segment:
Higher retail sales primarily due to customer growth, excluding weather effects	$9	$5
Impacts of retail rate increase effective July 1, 2007:
Revenue increase related to higher Base Fuel Rate	71	43
Decreased deferred fuel and purchased power costs related to higher Base Fuel Rate	(68)	(41)
Net changes in fuel and purchased power costs related to prices:
Higher fuel and purchased power costs related to increased commodity prices	(41)	(25)
Increased deferred fuel and purchased power costs related to increased prices	40	24
Mark-to-market fuel and purchased power costs, net of related deferred fuel and purchased power costs	5	3
Operations and maintenance increases primarily due to:
Increased generation costs, including increased maintenance and overhauls and Palo Verde performance improvement plan	(16)	(10)
Customer service and other costs	(14)	(9)
Higher depreciation and amortization primarily due to higher plant balances and rates	(4)	(2)
Higher capitalized financing costs primarily due to increased construction work in progress	5	3
Lower other taxes primarily due to lower property tax rates	5	3
Income tax credits resolved in 2006 related to prior years	—	(4)
Miscellaneous items, net	5	1

Decrease in regulated electricity segment net income	(3)	(9)
Higher real estate segment income from continuing operations primarily due to:
Higher sales of certain joint venture assets	8	5
Lower sales of residential property resulting from the continued slowdown in the western United States real estate markets	(12)	(7)
Lower other costs	6	3
Other miscellaneous items, net	3	1

Increase (decrease) in income from continuing operations	$2	(7)

Discontinued operations:
Lower commercial property real estate sales		(5)
Other discontinued operations		(3)

Decrease in net income		$(15)

Regulated Electricity Segment Revenues
     Regulated electricity segment revenues were $58 million higher for the three months ended December 31, 2007 compared with the prior-year period primarily because of:

•	a $71 million increase in retail revenues due to a rate increase effective July 1, 2007;

•	a $5 million increase in retail revenues due to the effects of weather;

•	a $12 million increase in retail revenues primarily related to customer growth, excluding weather effects;

•	a $38 million decrease in retail revenues related to recovery of PSA deferrals, which had no earnings effect because of amortization of the same amount recorded as fuel and purchased power expense (see Note 5); and

•	an $8 million net increase due to miscellaneous factors.
Real Estate Segment Revenues
     Real estate segment revenues were $39 million lower for the three months ended December 31, 2007 compared with the prior-year period primarily because of:
•	a $43 million decrease in residential property sales due to the continued slowdown in the western United States real estate markets; and

•	a $4 million net increase due to miscellaneous factors.
All Other Revenues
     Marketing and trading revenues were $7 million higher for the three months ended December 31, 2007 compared with the prior-year period primarily due to higher mark-to-market gains because of changes in forward prices.
     Other revenues were $4 million higher for the three months ended December 31, 2007 compared to the prior-year period primarily as a result of increased sales by APSES of energy-related products and services.
Operating Results — 2007 compared with 2006
     Our consolidated net income for 2007 was $307 million compared with $327 million for 2006. The current period includes income from discontinued operations of $11 million related to sales of commercial properties by SunCor and a loss from discontinued operations of $3 million related to an APSES project. The prior year includes income from discontinued operations of $10 million related to sales of commercial properties by SunCor. Income from continuing operations decreased $18 million in the year-to-year comparison and is reflected in the segments as follows:
•	Regulated Electricity Segment — Income from continuing operations increased approximately $15 million primarily due to higher retail sales related to customer growth; the effects of weather on retail sales; and impacts of the retail rate increase. These positive factors were partially offset by higher operations and maintenance expense primarily due to increased generation costs (including increased maintenance and overhauls and the Palo Verde performance improvement plan), customer service and other costs; higher depreciation and amortization primarily due to increased plant balances; lower other income, net of expense, primarily due to miscellaneous asset sales in the prior year and lower interest income as a result of lower investment balances; and a regulatory disallowance. In addition, higher fuel and purchased power costs related to commodity price increases were substantially offset by deferral of such costs in accordance with the PSA. See Note 5 for further discussion of the regulatory disallowance and the PSA.

•	Real Estate Segment — Income from continuing operations decreased approximately $38 million primarily due to lower sales of residential property and land parcels resulting from the continued slowdown in the western United States real estate markets.

     Additional details on the major factors that increased (decreased) net income for the year ended December 31, 2007 compared with the prior year are contained in the following table (dollars in millions):

	Increase (Decrease)
	Pretax	After Tax
Regulated electricity segment:
Higher retail sales primarily due to customer growth, excluding weather effects	$46	$28
Effects of weather on retail sales	37	23
Impacts of retail rate increase effective July 1, 2007:
Revenue increase related to higher Base Fuel Rate	185	113
Decreased deferred fuel and purchased power costs related to higher Base Fuel Rate	(171)	(104)
Non-fuel rate increase	6	4
Net changes in fuel and purchased power costs related to price:
Higher fuel and purchased power costs related to increased commodity prices	(121)	(74)
Increased deferred fuel and purchased power costs related to increased prices	115	70
Mark-to-market fuel and purchased power costs, net of related deferred fuel and purchased power costs	18	11
Regulatory disallowance (see Note 5)	(14)	(8)
Operations and maintenance increases primarily due to:
Increased generation costs, including increased maintenance and overhauls and Palo Verde performance improvement plan	(25)	(15)
Customer service and other costs	(21)	(13)
Higher depreciation and amortization primarily due to increased plant balances	(12)	(7)
Lower other income, net of expense, primarily due to lower interest income as a result of lower investment balances and miscellaneous asset sales in the prior year	(15)	(9)
Income tax benefits resolved in 2007 related to prior years	—	13
Income tax credits resolved in 2006 related to prior years	—	(14)
Miscellaneous items, net	6	(3)

Increase in regulated electricity segment net income	34	15
Lower real estate segment income from continuing operations primarily due to:
Lower sales of residential property resulting from the continued slowdown in the western United States real estate markets	(47)	(29)
Lower sales of land parcels	(12)	(7)
Higher other costs	(5)	(2)
Higher marketing and trading contribution primarily due to higher mark-to-market gains resulting from changes in forward prices and higher unit margins	8	5
Other miscellaneous items, net	(2)	—

Decrease in income from continuing operations	$(24)	(18)

Discontinued operations:
Increased commercial property real estate sales		1
Other discontinued operations		(3)

Decrease in net income		$(20)

Regulated Electricity Segment Revenues
     Regulated electricity segment revenues were $283 million higher for the year ended December 31, 2007 compared with the prior year primarily because of:
•	a $191 million increase in retail revenues due to a rate increase effective July 1, 2007;

•	a $60 million increase in retail revenues primarily related to customer growth, excluding weather effects;

•	a $50 million increase in retail revenues due to the effects of weather;

•	a $3 million increase in revenues from Off-System Sales due to higher prices and volumes;

•	a $35 million decrease in retail revenues related to recovery of PSA deferrals, which had no earnings effect because of amortization of the same amount recorded as fuel and purchased power expense (see Note 5); and

•	a $14 million net increase due to miscellaneous factors.
Real Estate Segment Revenues
     Real estate segment revenues were $185 million lower for the year ended December 31, 2007 compared with the prior year primarily because of:
•	a $167 million decrease in residential property sales due to the continued slowdown in western United States real estate markets; and

•	an $18 million decrease primarily due to lower sales of land parcels.
All Other Revenues
     Marketing and trading revenues were $12 million higher for the year ended December 31, 2007 compared with the prior year primarily because of higher mark-to-market gains resulting from changes in forward prices and higher competitive retail sales volumes in California.
     Other revenues were $12 million higher for the year ended December 31, 2007 compared to the prior year primarily as a result of increased sales by APSES of energy-related products and services.

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	THREE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Regulated electricity segment	$627,096	$569,213	$57,883	10.2% B
Real estate segment	42,055	81,470	(39,415)	48.4% W
Marketing and trading	78,060	71,390	6,670	9.3% B
Other revenues	11,905	7,999	3,906	48.8% B

Total	759,116	730,072	29,044	4.0% B

Operating Expenses
Regulated electricity segment fuel and purchased power	259,991	225,160	34,831	15.5% W
Real estate segment operations	39,918	76,266	(36,348)	47.7% B
Marketing and trading fuel and purchased power	67,899	62,840	5,059	8.1% W
Operations and maintenance	207,398	180,122	27,276	15.1% W
Depreciation and amortization	95,921	91,336	4,585	5.0% W
Taxes other than income taxes	23,802	28,425	(4,623)	16.3% B
Other expenses	10,388	5,853	4,535	77.5% W

Total	705,317	670,002	35,315	5.3% W

Operating Income	53,799	60,070	(6,271)	10.4% W

Other
Allowance for equity funds used during construction	6,321	3,700	2,621	70.8% B
Other income	12,718	9,568	3,150	32.9% B
Other expense	(12,198)	(14,847)	2,649	17.8% B

Total	6,841	(1,579)	8,420	533.2% B

Interest Expense
Interest charges	54,268	52,841	1,427	2.7% W
Capitalized interest	(7,608)	(6,394)	(1,214)	19.0% B

Total	46,660	46,447	213	0.5% W

Income From Continuing Operations Before Income Taxes	13,980	12,044	1,936	16.1% B

Income Taxes	10,492	1,518	8,974	591.2% W

Income From Continuing Operations	3,488	10,526	(7,038)	66.9% W

Income (Loss) From Discontinued Operations
Net of Income Taxes	(577)	7,953	(8,530)	107.3% W

Net Income	$2,911	$18,479	$(15,568)	84.2% W

Weighted-Average Common Shares Outstanding — Basic	100,420	99,832	588	0.6%

Weighted-Average Common Shares Outstanding — Diluted	100,963	100,474	489	0.5%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations — basic	$0.03	$0.11	$(0.08)	72.7% W
Net income — basic	$0.03	$0.19	$(0.16)	84.2% W
Income from continuing operations — diluted	$0.03	$0.10	$(0.07)	70.0% W
Net income — diluted	$0.03	$0.18	$(0.15)	83.3% W
B — Better
W — Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	TWELVE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2007	2006	Amount	Percent
Operating Revenues
Regulated electricity segment	$2,918,163	$2,635,036	$283,127	10.7% B
Real estate segment	215,068	399,798	(184,730)	46.2% W
Marketing and trading	342,371	330,742	11,629	3.5% B
Other revenues	48,018	36,172	11,846	32.7% B

Total	3,523,620	3,401,748	121,872	3.6% B

Operating Expenses
Regulated electricity segment fuel and purchased power	1,140,923	960,649	180,274	18.8% W
Real estate segment operations	193,926	324,861	(130,935)	40.3% B
Marketing and trading fuel and purchased power	294,236	290,637	3,599	1.2% W
Operations and maintenance	734,705	691,277	43,428	6.3% W
Depreciation and amortization	373,436	358,644	14,792	4.1% W
Taxes other than income taxes	128,218	128,395	(177)	0.1% B
Other expenses	38,925	28,415	10,510	37.0% W

Total	2,904,369	2,782,878	121,491	4.4% W

Operating Income	619,251	618,870	381	0.1% B

Other
Allowance for equity funds used during construction	21,195	14,312	6,883	48.1% B
Other income	24,694	44,016	(19,322)	43.9% W
Other expense	(25,883)	(27,800)	1,917	6.9% B

Total	20,006	30,528	(10,522)	34.5% W

Interest Expense
Interest charges	212,620	196,826	15,794	8.0% W
Capitalized interest	(23,063)	(20,989)	(2,074)	9.9% B

Total	189,557	175,837	13,720	7.8% W

Income From Continuing Operations Before Income Taxes	449,700	473,561	(23,861)	5.0% W

Income Taxes	150,920	156,418	(5,498)	3.5% B

Income From Continuing Operations	298,780	317,143	(18,363)	5.8% W

Income From Discontinued Operations
Net of Income Taxes	8,363	10,112	(1,749)	17.3% W

Net Income	$307,143	$327,255	$(20,112)	6.1% W

Weighted-Average Common Shares Outstanding — Basic	100,256	99,417	839	0.8%

Weighted-Average Common Shares Outstanding — Diluted	100,835	100,010	825	0.8%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations — basic	$2.98	$3.19	$(0.21)	6.6% W
Net income — basic	$3.06	$3.29	$(0.23)	7.0% W
Income from continuing operations — diluted	$2.96	$3.17	$(0.21)	6.6% W
Net income — diluted	$3.05	$3.27	$(0.22)	6.7% W
B — Better
W — Worse